Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-225192) pertaining to the 2017 Stock Option and Incentive Plan, 2018 Stock Option and Incentive Plan, and 2018 Employee Stock Purchase Plan of Scholar Rock Holding Corporation of our report dated March 18, 2019, with respect to the consolidated financial statements of Scholar Rock Holding Corporation, included in this Annual Report (Form 10-K) of Scholar Rock Holding Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 18, 2019